LATU157 SW-TX 18:14 Glacier Bancorp, Inc. Announces New Executive Officer
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[STK] GBCI
[IN] FIN
[SU] PER
TO BUSINESS EDITOR:

Glacier Bancorp, Inc. Announces New Executive Officer

KALISPELL, Mont., Aug. 28 /PRNewswire-FirstCall/ -- Glacier Bancorp, Inc.'s (Nasdaq: GBCI) Board of Directors today announced that Don Chery has been named Executive Vice President and Chief Administrative Officer (CAO). Chery brings nearly 20 years' experience with the Company, most recently as President of Glacier's subsidiary, Big Sky Western Bank. Growth experienced by the Company in recent years has made it important to add more management depth at the parent company level to support its subsidiary banks.

Glacier Bancorp, Inc. is the parent company for 11 community banks, including Glacier Bank, Kalispell; Glacier Bank of Whitefish; First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank of Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d'Alene, with operations in Idaho, Utah and Washington; 1st Bank, Evanston, operating in Wyoming; Citizens Community Bank, Pocatello, operating in Idaho and First National Bank of Morgan, operating in Utah.

SOURCE Glacier Bancorp, Inc.
-0- 08/28/2007
/CONTACT: Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher,
+1-406-751-7706, both of Glacier Bancorp, Inc./
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.glacierbancorp.com /
(GBCI)

CO: Glacier Bancorp, Inc.
ST: Montana
IN: FIN
SU: PER